EXHIBIT 10.2
EXECUTION VERSION

LOCK-UP AGREEMENT
This LOCK-UP AGREEMENT, dated as of September 9, 2016 (this “Agreement”), is by and among DASAN Zhone Solutions, Inc., a Delaware corporation (the “Company”), DASAN Networks, Inc., a company incorporated under the laws of Korea (the “Stockholder”), the NEA Entities and each of the current and former directors and executive officers of the Company listed on the signature pages hereto (together with the Stockholder and the NEA Entities, the “Company Stockholders”).
WHEREAS, the Company and the Stockholder previously entered into that certain Agreement and Plan of Merger, dated as of April 11, 2016 (the “Merger Agreement”) with Dragon Acquisition Corporation, a Delaware corporation (“Merger Sub”), and Dasan Network Solutions, Inc., a California corporation (“DNS”), pursuant to which, on the date hereof, Merger Sub merged with and into DNS, with DNS as the surviving corporation (the “Merger”); and
WHEREAS, in connection with the Merger, each of the Company Stockholders has agreed to be subject to certain restrictions with respect to the offer, sale or other disposition of shares of common stock of the Company, $0.001 par value per share (“Common Stock”) on the terms and subject to the conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual conditions and agreement set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.    Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

“Lock-Up Period” shall mean: (i) with respect to the NEA Entities, the period commencing on the date hereof and ending at 11:59 p.m. Eastern Time on December 8, 2016 and (ii) with respect to each of the other Company Stockholders, the period commencing on the date hereof and ending at 11:59 p.m. Eastern Time on March 8, 2017.

“NEA Entities” shall mean each of New Enterprise Associates VIII, L.P., New Enterprise Associates 8A, L.P., New Enterprise Associates 9, L.P., New Enterprise Associates 10, L.P. and NEA Ventures 2000, L.P.

“Person” shall mean an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company or partnership, a government and any agency or political subdivision thereof.

2.    Lock-Up. Each Company Stockholder hereby agrees, severally and not jointly, that during the Lock-Up Period it will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, owned directly by such Company Stockholder (including holding as a custodian) or with respect to which such Company Stockholder has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively, such Company Stockholder’s “Shares”). The foregoing restriction is expressly agreed to preclude any Company Stockholder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Shares of such Company Stockholder even if such Shares would be disposed of by a Person other than such Company

Stockholder. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any Shares of such Company Stockholder or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

3.    Exceptions. Notwithstanding Section 2, each Company Stockholder may transfer its Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of such Company Stockholder or (if such Company Stockholder is an individual) the immediate family of such Company Stockholder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided, further that any such transfer shall not involve a disposition for value or (iii) with the prior written consent of both the Special Committee (as defined in the Merger Agreement) and (with respect to Company Stockholders other than the Stockholder only) the Stockholder. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin to a Company Stockholder who is an individual.

4.    Covenants. Each Company Stockholder represents and covenants, severally and not jointly, that it has, and, except as contemplated by clause (i), (ii), or (iii) of Section 3 above, for the duration of the Lock-Up Period will have, good and marketable title to its Shares, free and clear of all liens, encumbrances, and claims whatsoever (other than arising under this Agreement). Each Company Stockholder, severally and not jointly, also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of its Shares except in compliance with and as contemplated by Section 3. Each Company Stockholder further understands and acknowledges that this Agreement is irrevocable and shall be binding upon its heirs, legal representatives, successors and assigns.

5.    Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by courier or hand for delivery) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next business day (or, with respect to international delivery, the third business day) after dispatch, if sent by nationally recognized, documented delivery service, in each case as follows: if to the Company, at: DASAN Zhone Solutions, Inc., 7195 Oakport Street, Oakland, California 94621, Attention: Kirk Misaka, Fax: +1 (510) 777-7593, and if to a Company Stockholder, to the address on file for such Company Stockholder with the Company.

6.    Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement may be amended only by a written instrument executed by each of the parties hereto. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect to the greatest extent legally possible. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Company Stockholder, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the Company, and any attempt to make any such assignment without such consent shall be null and void. This Agreement shall be binding upon and inure solely to the benefit of each of the parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.
THE COMPANY:
DASAN ZHONE SOLUTIONS, INC.

By:	/s/ KIRK MISAKA
Name:    Kirk Misaka
Title:    Chief Financial Officer

[Signature Page to Lock-Up Agreement]

COMPANY STOCKHOLDERS:
THE STOCKHOLDER:
DASAN NETWORKS, INC.

By:	/s/ MIN WOO NAM_________________
Name: Min Woo Nam
Title: Chief Executive Officer

[Signature Page to Lock-Up Agreement]

COMPANY STOCKHOLDERS:
THE NEA ENTITIES:
NEW ENTERPRISE ASSOCIATES 10, LIMITED PARTNERSHIP
By: NEA Partners 10, Limited Partnership

By: /s/ LOUIS S. CITRON
Name: Louis S. Citron
Title: Chief Legal Officer / Attorney-in-Fact
NEW ENTERPRISE ASSOCIATES 9, LIMITED PARTNERSHIP
By: NEA Partners 9, Limited Partnership

By: /s/ LOUIS S. CITRON
Name: Louis S. Citron
Title: Chief Legal Officer / Attorney-in-Fact
NEW ENTERPRISE ASSOCIATES 8A, LIMITED PARTNERSHIP
By: NEA Partners 10, Limited Partnership

By: /s/ LOUIS S. CITRON
Name: Louis S. Citron
Title: Chief Legal Officer / Attorney-in-Fact
NEW ENTERPRISE ASSOCIATES VIII, LIMITED PARTNERSHIP
By: NEA Partners VIII, Limited Partnership

By: /s/ LOUIS S. CITRON
Name: Louis S. Citron
Title: Chief Legal Officer / Attorney-in-Fact
NEA VENTURES 2000, LIMITED PARTNERSHIP

By: /s/ LOUIS S. CITRON
Name: Louis S. Citron
Title: Chief Legal Officer / Attorney-in-Fact

[Signature Page to Lock-Up Agreement]

COMPANY STOCKHOLDERS:

/s/ JAMES NORROD______________
Name: James Norrod

[Signature Page to Lock-Up Agreement]

COMPANY STOCKHOLDERS:

/s/ MICHAEL CONNORS______________
Name: Michael Connors

[Signature Page to Lock-Up Agreement]

COMPANY STOCKHOLDERS:

/s/ ROBERT DAHL______________
Name: Robert Dahl

[Signature Page to Lock-Up Agreement]

COMPANY STOCKHOLDERS:

/s/ RICHARD KRAMLICH______________
Name: C. Richard Kramlich

[Signature Page to Lock-Up Agreement]

COMPANY STOCKHOLDERS:

/s/ MAHVASH YAZDI______________
Name: Mahvash Yazdi

[Signature Page to Lock-Up Agreement]

COMPANY STOCKHOLDERS:

/s/ KIRK MISAKA______________
Name: Kirk Misaka

[Signature Page to Lock-Up Agreement]

COMPANY STOCKHOLDERS:

/s/ YUNG KIM______________
Name: Yung Kim

[Signature Page to Lock-Up Agreement]

COMPANY STOCKHOLDERS:

/s/ SEONG GYUN KIM______________
Name: Seong Gyun Kim

[Signature Page to Lock-Up Agreement]

COMPANY STOCKHOLDERS:

/s/ MIN WOO NAM______________
Name: Min Woo Nam

[Signature Page to Lock-Up Agreement]

COMPANY STOCKHOLDERS:

/s/ SUNGBIN PARK______________
Name: Sung Bin Park

[Signature Page to Lock-Up Agreement]